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                                                                 EXHIBIT 31.1


                                CERTIFICATIONS*
                            PURSUANT TO SECTION 302

I, Phillip R. Carriger, certify that:

1. I have reviewed this annual report on Form 10-KSB of PCB Bancorp, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this annual report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15e and 15d-15e) for the small business issuer and have:

         a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

         b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


By: /s/ PHILLIP R. CARRIGER
    -------------------------------
    Phillip R. Carriger
    CEO/Chairman

Date: March 31, 2004


* On March 31, 2004, PCB Bancorp, Inc. merged with and into FCBC Acquisition Corp with PCB Bancorp, Inc. surviving the merger. Immediately thereafter, PCB Bancorp, Inc. merged with and into First Community Bancshares, Inc. with First Community Bancshares, Inc. surviving. As such, as of the date that this Annual Report on Form 10-KSB is filed with the Securities and Exchange Commission, PCB Bancorp, Inc. has ceased to exist. In addition, and as a result of the mergers described above, the executive officer signing this certification is not, as of the date hereof, an executive officer of PCB Bancorp, Inc. Such individual did, however, serve in the capacity indicated above on March 31, 2004, and as such has signed this certificate, as of the indicated date in such capacity.